TSYS(R) NEWS RELEASE

TOTAL SYSTEM SERVICES, INC.(R)

Immediate Release

Contacts: Danita Gibson-Lloyd                     Kimberly Knight
          Corporate Communications Mgr.           Corporate Communications Spec.
          (706) 649-5578                          (706) 644-1218
          dgibsonlloyd@totalsystem.com            kknight@totalsystem.com

            TSYS Announces Negotiations with Sears, Roebuck and Co.

Columbus,  Ga.,  March 9,  1998 --  Total  System  Services, Inc.(R)(TSYS)(NYSE:
"TSS") today announced that it is engaged in negotiations with Sears, Roebuck and Co. (Sears) (NYSE: "S") to support Sears' private-label credit card accounts. No agreement between TSYS and Sears has been reached. No further comment or announcement will be made by TSYS until negotiations have concluded.

     TSYS (www.totalsystem.com) is one of the world's largest credit, debit, commercial and private-label card processing companies and is an 80.7 percent owned subsidiary of Synovus Financial Corp.(R)(NYSE: "SNV")(www.synovus.com).

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